EXHIBIT 11


                      HECLA MINING COMPANY AND SUBSIDIARIES

       CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

              For the Years Ended December 31, 2002, 2001 and 2000

                                                                         Year Ended December 31,
                                                     --------------------------------------------------------------
                                                            2002                  2001                  2000
                                                     ------------------    ------------------    ------------------
Shares of common stock issued at
     beginning of period                                     73,068,796            66,859,752            66,844,575

The incremental effect of the issuance
     of stock in exchange for preferred shares                5,413,094                   - -                   - -

The incremental effect of the issuance of
     new shares for cash, net of issuance costs                     - -             2,395,784                   - -

The incremental effect of the issuance of
     stock held by grantor trust                                    - -                16,695                 3,589

The incremental effect of the issuance
     of new shares under Stock Option and
     Warrant Plans                                            1,337,437               182,290                 5,333

The incremental effect for the issuance
     of stock as compensation                                   395,052                   - -                   - -

The incremental effect of the issuance
     of stock related to unearned compensation                   57,106                 3,173                   - -
                                                     ------------------    ------------------    ------------------

                                                             80,271,485            69,457,694            66,853,497

     Less:
       Weighted average treasury shares held                     21,735                62,116                62,112
                                                     ------------------    ------------------    ------------------

Weighted average number of common shares
     outstanding during the period                           80,249,750            69,395,578            66,791,385
                                                     ==================    ==================    ==================